Interchange Financial Services Corporation Reports 2nd Quarter Net Income with Sequential Earnings per Share Growth of 10%

SADDLE BROOK, N.J.--(BUSINESS WIRE)--July 21, 2004--Interchange Financial Services Corporation (Nasdaq:IFCJ)

2nd Quarter Highlights:

-- Loans grow $52 million sequentially at an annualized rate of 25%

-- Net interest income expands 19% from 2nd quarter of 2003

-- SBA Preferred Lender Status Obtained

Interchange Financial Services Corporation (the "Company") (Nasdaq:IFCJ), holding company of Northern N.J.'s fast growing community bank, Interchange Bank (the "Bank"), today reported second quarter 2004 results which included three and six month net income of approximately $4.4 million, up 4.0%, and $8.3 million, up 10.6%, respectively, from the same periods in 2003. For the past three and six months, average diluted shares outstanding increased approximately 8.2% and 18.4% as compared to the same periods in 2003. Diluted earnings per share for the three and six months were $0.34 and $0.64 respectively, a decline of 2.9% and 7.2% as compared to the same periods in 2003. The decline in earnings per share was a result of a compression in net interest margin from the same periods in 2003 and an increase in diluted shares outstanding as a result of the Bridge View Bancorp ("Bridge View") acquisition.

Anthony Abbate, President and Chief Executive Officer stated, "Interchange's healthy loan growth during the quarter; the sequential increase in our diluted earnings per share of 10%, along with our increased margin, are the products of our success. And while the community banking environment in Northern NJ is competitive, we stay true to our core - focusing our efforts on customers in the area - we remain poised for continued success.

Our loans grew sequentially at an annual rate of 25%, with exceptional growth in our commercial lending area; net interest income increased 19% buoyed by our strong loan growth, and our recent SBA Preferred Lender status will have an immediate impact on our small business customers by improving our array of loan products."

Commenting further on the Company's performance, Mr. Abbate stated, "We remain true to our philosophy and follow a pattern for long-term growth opportunities. We are not chasing yield as others in the industry have, and although in the short-term we have been challenged, our growth strategy and the 2nd quarters' success continue to support our long-term corporate objectives."

The second quarter 2003 results include Bridge View's operations which was acquired on April 30, 2003. At that time, Bridge View had total assets of approximately $291 million, $184 million of loans and $259 million of deposits.

The Company declared a quarterly cash dividend of $0.125 per common share, for the third quarter of 2004. This dividend represents $0.50 per share on an annualized basis and an increase of 14% over the prior year.

Return on Average Assets and Equity

The Company generated a 1.25% return on average assets and a 12.08% return on average stockholders' equity for the second quarter 2004 versus 1.40% and 14.03%, respectively, for the second quarter 2003. The decline in return on average stockholders' equity was a function of the acquisition of Bridge View. Diluted earnings per share for the three and six months ended June 30, 2004 were $0.34 and $0.64, respectively, as compared to $0.35 and $0.69, respectively, the same periods in 2003.

Net Interest Income

For the second quarter of 2004, net interest income, on a taxable equivalent basis, increased $1.4 million, or 11.8% from the same period in 2003. For the first six months, net interest income on a taxable equivalent basis, increased $4.1 million or 19.0% from the same period in 2003. The growth for the quarter and six months as compared to 2003 was attributed to an increase in average interest earning assets of $179 million and $266 million, which was largely due to growth in loans and investments. The improvement in net interest income for the quarter was tempered by a decline in the Company's net interest margin.

Non-Interest Income

For the three and six-month periods ended June 30, 2004, non-interest income was $2.7 million and $5.2 million, respectively, as compared to $2.6 million and $4.5 million for the same periods in 2003. The change for the three and six month periods ended June 30, 2004, as compared to the same periods in the prior year was largely attributable to an increase in gains on sales of securities and loan fees and service charges. These positive fluctuations were offset in part by a decline in bank owned life insurance income and gains on sales of loans, mainly through the Mortgage Partnership Finance Partnership Program with the Federal Home Loan Bank.

Non-Interest Expense

Non-interest expense for the quarter amounted to $8.8 million, an increase of $1.1 million or 14.3% as compared to same quarter in 2003. For the six-month period, non-interest expense amounted to $17.7 million, an increase of $3.5 million or 24.6% as compared to the same period last year. The increase for each reporting period was due largely to the additional operating costs resulting from the merger with Bridge View. Also contributing to non-interest expense growth for the six months ended June 30, 2004, as compared to the same period in 2003, were normal increases related to salaries, benefits and occupancy expenses.

Total Loans

At June 30, 2004, total loans were $883.3 million, an increase of $86.7 million, or 10.9% as compared to December 31, 2003. Growth occurred in both the commercial and consumer portfolios which increased $47.3 million and $43.5 million, respectively. The Company's non-performing assets decreased to $6.8 million at June 30, 2004 as compared to $8.8 million at December 31, 2003. Non-performing assets represented 0.77% and 1.10%, of the total loans and foreclosed and repossessed assets outstanding at the end of the respective periods. The Allowance for Loan and Lease Losses totaled $9.8 million at June 30, 2004, and represented 148.9% of non-performing loans and leases and 1.11% of total loans and leases.

Post-Earnings Conference Call

The Bank will hold a conference call on Thursday, July 22, 2004, at 10 a.m. (Eastern Time) to discuss the financial results for its second fiscal quarter ending June 30, 2004. This Web cast can be accessed through the Bank's Web site, www.interchangebank.com on the investor relations page, as well as the Web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About Interchange Bank

Headquartered in Saddle Brook, NJ, Interchange Bank is one of Bergen
County's largest independent commercial bank and a wholly owned subsidiary of Interchange Financial Services Corporation (Nasdaq:IFCJ). A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered through the Bank's investment services. With $1.4 billion in assets and 28 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate," "believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others, (i) increased competitive pressures among financial services companies; (ii) changes in the interest rate environment, reducing interest margins or increasing interest rate risk; (iii) deterioration in general economic conditions, internationally, nationally, or in the State of New Jersey; (iv) the occurrence of acts of terrorism, such as the events of September 11, 2001, or acts of war; (v) legislation or regulatory requirements or changes adversely affecting the business of the Company, and
(vi) losses in the Company's leasing subsidiary exceeding management's expectations, (vii) expected revenue synergies from the Company's acquisition of Bridge View may not be fully realized or realized within the expected time frame; (viii) revenues following the Company's acquisition of Bridge View may be lower than expected; (ix) deposit attrition, operating costs, customer loss and business disruption following the Company's acquisition of Bridge View, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected and (x) other risks detailed in reports filed by the Company with the Securities and Exchange Commission. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.


----------------------------------------------------------------------
              INTERCHANGE FINANCIAL SERVICES CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
(dollars in thousands)
                                        June 30,  December 31,
                                          2004        2003     Change
                                       ----------- ----------- ------
                                       (unaudited)
                Assets
Cash and due from banks                   $32,343     $31,423    2.9 %
Interest earning deposits                       6          12  (50.0)

Securities                                381,196     452,060  (15.7)
Loans and leases
    Commercial                            557,933     510,667    9.3
    Lease Financing                        24,315      28,427  (14.5)
    Consumer                              301,018     257,487   16.9
                                       ----------- ----------- ------
                                          883,266     796,581   10.9
Allowance for loan and lease losses        -9,788      -9,641    1.5
                                       ----------- ----------- ------
Net loans                                 873,478     786,940   11.0

Premises and equipment, net                19,992      20,343   (1.7)
Foreclosed real estate and other
 repossesed assets                            201         230  (12.6)
Bank Owned Life Insurance                  22,340      21,853    2.2
Goodwill and other intangible assets       59,866      60,089   (0.4)
Accrued interest receivable and other
 assets                                    15,017      12,922   16.2
                                       ----------- ----------- ------
     Total assets                      $1,404,439  $1,385,872    1.3
                                       =========== =========== ======

              Liabilities
Deposits                               $1,186,838  $1,156,798    2.6
Borrowings                                 58,845      72,109  (18.4)
Accrued interest payable and other
 liabilities                               14,790      13,772    7.4
                                       ----------- ----------- ------
     Total liabilities                  1,260,473   1,242,679    1.4
                                       ----------- ----------- ------

Total stockholders' equity                143,966     143,193    0.5
                                       ----------- ----------- ------
     Total liabilities and
      stockholders' equity             $1,404,439  $1,385,872    1.3
                                       =========== =========== ======

----------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
(dollars in thousands)
                                             Three Months Ended
                                                  June 30,
                                  -----------------------------------
                                       2004        2003       Change
                                  -----------------------------------
                                    (unaudited)   (unaudited)
Interest income:
Interest and fees on loans                $13,125    $12,470     5.3 %
Interest on federal funds sold                 31        121   (74.4)
Interest on interest earning
 deposits                                       -          9  (100.0)

Interest and dividends on
 securities:
     Taxable interest income                2,561      2,329    10.0
     Interest income exempt from
      federal income taxes                    279        221    26.2
     Dividends                                  2         52   (96.2)
                                  -----------------------------------
     Total interest income                 15,998     15,202     5.2
                                  -----------------------------------

Interest expense:
Interest on deposits                        2,760      3,416   (19.2)
Interest on borrowings                        302        186    62.4
                                  -----------------------------------
     Total interest expense                 3,062      3,602   (15.0)
                                  -----------------------------------

Net interest income                        12,936     11,600    11.5
Provision for loan and lease
 losses                                       300        530   (43.4)
                                  -----------------------------------
Net interest income after
 provision for loan & lease losses         12,636     11,070    14.1
                                  -----------------------------------

Non-interest income:
Service fees on deposit accounts              935        908     3.0
Net gain on sale of securities                305         19 1,505.3
Other                                       1,452      1,717   (15.4)
                                  -----------------------------------
     Total non-interest income              2,692      2,644     1.8
                                  -----------------------------------

Non-interest expense:
Salaries and benefits                       4,664      4,193    11.2
Net occupancy                               1,287      1,095    17.5
Furniture and equipment                       326        353    (7.6)
Advertising and promotion                     470        423    11.1
Other                                       2,051      1,632    25.7
                                  -----------------------------------
     Total non-interest expense             8,798      7,696    14.3
                                  -----------------------------------

Income before  income taxes                 6,530      6,018     8.5
Income taxes                                2,175      1,831    18.8
                                  -----------------------------------
     Net income                            $4,355     $4,187     4.0
                                  ===================================

Basic earnings per common share             $0.34      $0.35    (2.9)
Diluted earnings per common share           $0.34      $0.35    (2.9)


----------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
(dollars in thousands)                       Six Months Ended
                                                  June 30,
                                  -----------------------------------
                                      2004            2003     Change
                                  -----------------------------------
                                    (unaudited)   (unaudited)
Interest income:
Interest and fees on loans                $25,832    $23,326    10.7 %
Interest on federal funds sold                 37        184   (79.9)
Interest on interest earning
 deposits                                       -         21  (100.0)

Interest and dividends on
 securities:
     Taxable interest income                5,211      4,612    13.0
     Interest income exempt from
      federal income taxes                    548        400    37.0
     Dividends                                 41        109   (62.4)
                                  -----------------------------------
     Total interest income                 31,669     28,652    10.5
                                  -----------------------------------

Interest expense:
Interest on deposits                        5,587      6,823   (18.1)
Interest on borrowings                        612        377    62.3
                                  -----------------------------------
     Total interest expense                 6,199      7,200   (13.9)
                                  -----------------------------------

Net interest income                        25,470     21,452    18.7
Provision for loan and lease
 losses                                       675        795   (15.1)
                                  -----------------------------------
Net interest income after
 provision for loan & lease losses         24,795     20,657    20.0
                                  -----------------------------------

Non-interest income:
Service fees on deposit accounts            1,777      1,561    13.8
Net gain on sale of securities                819         19 4,210.5
Other                                       2,611      2,908   (10.2)
                                  -----------------------------------
     Total non-interest income              5,207      4,488    16.0
                                  -----------------------------------

Non-interest expense:
Salaries and benefits                       9,512      7,821    21.6
Net occupancy                               2,652      2,023    31.1
Furniture and equipment                       660        606     8.9
Advertising and promotion                     863        737    17.1
Other                                       4,028      3,036    32.7
                                  -----------------------------------
     Total non-interest expense            17,715     14,223    24.6
                                  -----------------------------------

Income before  income taxes                12,287     10,922    12.5
Income taxes                                3,946      3,379    16.8
                                  -----------------------------------
     Net income                            $8,341     $7,543    10.6
                                  ===================================

Basic earnings per common share             $0.65      $0.70    (7.1)
Diluted earnings per common share           $0.64      $0.69    (7.2)



----------------------------------------------------------------------
Analysis of Net Interest Income
----------------------------------------------------------------------
for the quarter ended June 30,
(dollars in thousands)                              2004
(unaudited)                       -----------------------------------
                                      Average                 Average
                                      Balance      Interest    Rate
                                  -----------------------------------
              Assets
Interest earning assets:
Loans (1)                               $845,747      $13,160   6.22 %
Taxable securities (4)                   363,281        2,563   2.82

Tax-exempt securities (2) (4)             26,930          406   6.03
Interest earning deposits                      6            -      -
Federal funds sold                        12,848           31   0.97
                                  -----------------------------------
     Total interest-earning assets     1,248,812       16,160   5.18
                                                 -------------

Non-interest earning assets:
Cash and due from banks                   36,326
Allowance for loan and lease
 losses                                   (9,818)
Other assets                             118,411
                                  ---------------
     Total assets                     $1,393,731
                                  ===============

  Liabilities and stockholders'
              equity
Interest-bearing liabilities
Interest bearing deposits               $946,834        2,760   1.17
Borrowings                                54,862          302   2.20
                                  -----------------------------------
     Total interest-bearing
      liabilities                      1,001,696        3,062   1.22
                                                 -------------

Non-interest bearing liabilities
Demand deposits                          232,734
Other liabilities                         15,129
                                  ---------------
     Total liabilities (3)             1,249,559
Stockholders' equity                     144,172
                                  ---------------
     Total liabilities and
      stockholders' equity            $1,393,731
                                  ===============

Net interest income (tax-
 equivalent basis)                                     13,098   3.96
Tax-equivalent basis adjustment                          (162)
                                                 -------------
     Net interest income                              $12,936
                                                 =============

Net interest income as a percent
 of interest-earning assets (tax-
 equivalent basis)                                              4.20 %


----------------------------------------------------------------------
Analysis of Net Interest Income
----------------------------------------------------------------------
for the quarter ended June 30,
(dollars in thousands)                            2003
(unaudited)                      -----------------------------------
                                    Average                 Average
                                    Balance      Interest     Rate
                                  -----------------------------------
              Assets
Interest earning assets:
Loans (1)                                $732,516     $12,499   6.83 %
Taxable securities (4)                    265,753       2,381   3.58
Tax-exempt securities (2) (4)              26,095         304   4.66

Interest earning deposits                   3,846           9   0.94
Federal funds sold                         41,180         121   1.18
                                  -----------------------------------
     Total interest-earning assets      1,069,390      15,314   5.73
                                                  ------------

Non-interest earning assets:
Cash and due from banks                    37,642
Allowance for loan and lease
 losses                                    (8,606)
Other assets                               97,087
                                  ----------------
     Total assets                      $1,195,513
                                  ================

  Liabilities and stockholders'
              equity
Interest-bearing liabilities
Interest bearing deposits                $855,189       3,416   1.60
Borrowings                                 25,035         186   2.96
                                  -----------------------------------
     Total interest-bearing
      liabilities                         880,224       3,602   1.64
                                                  ------------

Non-interest bearing liabilities
Demand deposits                           178,434
Other liabilities                          17,463
                                  ----------------
     Total liabilities (3)              1,076,121
Stockholders' equity                      119,392
                                  ----------------
     Total liabilities and
      stockholders' equity             $1,195,513
                                  ================

Net interest income (tax-
 equivalent basis)                                     11,712   4.09
Tax-equivalent basis adjustment                          (112)
                                                  ------------
     Net interest income                              $11,600
                                                  ============

Net interest income as a percent
 of interest-earning assets (tax-
 equivalent basis)                                              4.38 %

----------------------------------------------------------------------

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

----------------------------------------------------------------------
Analysis of Net Interest Income
----------------------------------------------------------------------
for the year to date ended June 30,
(dollars in thousands)                             2004
(unaudited)                       ------------------------------------
                                     Average                 Average
                                      Balance      Interest    Rate
                                  -----------------------------------
              Assets
Interest earning assets
Loans (1)                               $826,067      $25,908   6.27 %
Taxable securities (4)                   383,388        5,252   2.74
Tax-exempt securities (2) (4)             24,964          794   6.36
Interest earning deposits                      9            -      -
Federal funds sold                         7,677           37   0.96
                                  ----------------------------
     Total interest-earning assets     1,242,105       31,991   5.15
                                                 -------------

Non-interest earning assets
Cash and due from banks                   35,937
Allowance for loan and lease
 losses                                   (9,727)
Other assets                             118,672
                                  ---------------
     Total assets                     $1,386,987
                                  ===============

  Liabilities and stockholders'
              equity
Interest-bearing liabilities
Interest bearing deposits               $940,178        5,587   1.19
Borrowings                                60,112          611   2.03
                                  ----------------------------
     Total interest-bearing
      liabilities                      1,000,290        6,198   1.24
                                                 -------------

Non-interest bearing liabilities
Demand deposits                          228,417
Other liabilities                         14,575
                                  ---------------
     Total liabilities (3)             1,243,282
Stockholders' equity                     143,705
                                  ---------------
     Total liabilities and
      stockholders' equity            $1,386,987
                                  ===============

Net interest income (tax-
 equivalent basis)                                     25,793   3.91
Tax-equivalent basis adjustment                          (322)
                                                 -------------
     Net interest income                              $25,471
                                                 =============

Net interest income as a percent
 of interest-earning assets (tax-
 equivalent basis)                                              4.15 %


----------------------------------------------------------------------
Analysis of Net Interest Income
----------------------------------------------------------------------
for the year to date ended June 30,

(dollars in thousands)                              2003
(unaudited)                        -----------------------------------
                                      Average                 Average
                                      Balance     Interest      Rate
                                  ------------------------------------
              Assets
Interest earning assets
Loans (1)                                $673,735     $23,395   6.94 %
Taxable securities (4)                    240,454       4,721   3.93
Tax-exempt securities (2) (4)              26,770         551   4.12
Interest earning deposits                   4,088          21   1.03
Federal funds sold                         31,436         184   1.17
                                  ----------------------------
     Total interest-earning assets        976,483      28,872   5.91
                                                  ------------

Non-interest earning assets
Cash and due from banks                    29,947
Allowance for loan and lease
 losses                                    (7,910)
Other assets                               72,658
                                  ----------------
     Total assets                       1,071,178
                                  ================

  Liabilities and stockholders'
              equity
Interest-bearing liabilities
Interest bearing deposits                $780,986       6,823   1.75
Borrowings                                 25,629         377   2.94
                                  ----------------------------
     Total interest-bearing
      liabilities                        $806,615       7,200   1.79
                                                  ------------

Non-interest bearing liabilities
Demand deposits                           148,771
Other liabilities                          15,006
                                  ----------------
     Total liabilities (3)                970,392
Stockholders' equity                      100,786
                                  ----------------
     Total liabilities and
      stockholders' equity              1,071,178
                                  ================

Net interest income (tax-
 equivalent basis)                                     21,672   4.12
Tax-equivalent basis adjustment                          (220)
                                                  ------------
     Net interest income                               21,452
                                                  ============

Net interest income as a percent
 of interest-earning assets (tax-
 equivalent basis)                                              4.44 %

----------------------------------------------------------------------

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

----------------------------------------------------------------------
STATEMENT OF CONDITION - SELECTED DATA (Period Ending)
----------------------------------------------------------------------

                 June 30,    March 31,  3 month   June 30,   12 month
                   2004        2004     Change      2003      Change
                ----------- ----------- -------- ----------- --------
                (unaudited)                      (unaudited)

Loans             $883,266    $831,286      6.3 %  $805,084      9.7 %
Securities         381,196     388,155     (1.8)    344,945     10.5
Earning assets   1,264,468   1,240,152      2.0   1,161,030      8.9
Total Assets     1,404,439   1,378,765      1.9   1,312,101      7.0
Deposits         1,186,838   1,166,126      1.8   1,136,828      4.4
Borrowings          58,845      53,242     10.5      21,420    174.7
Shareholders'
 equity            143,966     144,818     (0.6)    138,003      4.3

Leverage ratio        6.35 %      6.21 %               6.56 %
Risk weighted
 ratios:
     Tier 1           9.13        9.23                 8.97
     Total           10.19       10.32                10.11


----------------------------------------------------------------------
Asset quality
---------------------------------------------------------------------
                                          Quarter ended
                          --------------------------------------------
Net charge offs                $528     $381    38.6 %  $149   254.4 %
Loan loss allowance          (9,788)  (9,635)    1.6  (9,537)    2.6

Nonperforming loans          $6,573   $8,465   (22.4) $6,832    (3.8)
Foreclosed real estate &
 other repossessed assets       201      219    (8.2)    172    16.9
                          ---------- -------- ------- ------- -------
Total Nonperforming assets
 ("NPA")                     $6,774   $8,684   (22.0) $7,004    (3.3)
                          ========== ======== ======= ======= =======

Ratio's
--------------------------
Net charge offs as % of
 average loans
 (annualized)                  0.25 %   0.19 %          0.08 %
Loan loss allowance as %
 of period-end loans           1.11     1.16            1.18
Loan loss allowance as %
 of nonperforming loans       148.9    113.8           139.6
NPA's as a percent of
 loans + foreclosed assets     0.77     1.04            0.87

                                  Period Ended
                          ----------------------------
                           June 30,  June 30,   12
                                               month
                               2004     2003  Change
                          ---------- -------- -------
Net charge offs                $528     $394    $134
Net charge offs as % of
 average loans
 (annualized)                  0.13 %   0.12 %  0.01 %


----------------------------------------------------------------------
PROFITABILITY
---------------------------------------------------------------------
(dollars in thousands, except per
 share data)                          Quarter ended
----------------------------------------------------------------------
                 June 30,    March 31,  3 month   June 30,   12 month
                  2004        2004       Change      2003     Change
                ----------- ----------- -------- ----------- --------
                (unaudited) (unaudited)          (unaudited)
Net interest
 income (taxable
 equivalent)       $13,098     $12,694      3.2 %   $11,712     11.8 %
Provision for
 loan and lease
 losses                300         375    (20.0)        530    (43.4)
Net gain on sale
 of securities         305         514    (40.7)         19  1,505.3
Non-interest
 income,
 excluding net
 gain on sale of
 securities          2,387       2,001     19.3       2,625     (9.1)
Non-interest
 expense             8,798       8,917     (1.3)      7,696     14.3
Net income          $4,355      $3,986      9.3      $4,187      4.0

Basic earnings
 per common
 share               $0.34       $0.31      9.7 %     $0.35     (2.9)%
Diluted earnings
 per common
 share                0.34        0.31      9.7        0.35     (2.9)
Dividends
 declared per
 common share        0.125       0.125        -       0.110     13.6
Book value per
 common share -
 end of period      $11.30      $11.37     (0.6)     $10.79      4.7

Shares
 outstanding -
 end of period      12,742      12,740      0.0      12,793     (0.4)
Weighted average
 shares
 outstanding
     Basic          12,741      12,767     (0.2)     11,818      7.8
     Diluted        12,977      13,028     (0.4)     11,996      8.2

Return on
 average assets       1.25 %      1.16 %               1.40 %
Return on
 average equity      12.08       11.13                14.03
Net interest
 margin               4.20        4.11                 4.38


                            Period Ended
                ---------------------------------
                 June 30,    June 30,   12 month
                   2004        2003      Change
                ----------- ----------- --------
                (unaudited) (unaudited)
Net interest
 income (taxable
 equivalent)       $25,793     $21,672     19.0 %
Provision for
 loan and lease
 losses                675         795    (15.1)
Net gain on sale
 of securities         819          19  4,210.5
Non-interest
 income,
 excluding net
 gain on sale of
 securities          4,388       4,469     (1.8)
Non-interest
 expenses           17,715      14,223     24.6
Net income          $8,341      $7,543     10.6

Basic earnings
 per common
 share               $0.65       $0.70     (7.1)%
Diluted earnings
 per common
 share & share
 equivalents          0.64        0.69     (7.2)
Dividends
 declared per
 common share        0.250       0.220     13.6
Book value per
 common share -
 end of period      $11.30      $10.79      4.7

Shares
 outstanding -
 end of period       12742       12793     (0.4)
Weighted average
 shares
 outstanding
     Basic          12,754      10,829     17.8
     Diluted        13,004      10,987     18.4

Return on
 average assets       1.20 %      1.41 %
Return on
 average equity      11.61       14.97
Net interest
 margin               4.15        4.44

Contacts:
Keating & Co.
Vicki Banner/Lauren Mackiel
973-966-1100
vbanner@keatingco.com/
lmackiel@keatingco.com